EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Post Tension, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James H. Watson, Jr., President, Treasurer, Secretary, Chairman of the Board of Directors of the Company (its Principal Financial Officer), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 12, 2008	/s/ James H. Watson, Jr.
James H. Watson, Jr. President, Treasurer, Secretary, Chairman of the Board of Directors (Principal Financial Officer)